UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 29, 2010, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2010.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by Dr. Ray R. Irani and Stephen I. Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.

Section 8 – Other Events

Item 8.01.  Other Events

On January 28, 2010, Occidental Petroleum Corporation announced income from continuing operations of $1.1 billion ($1.32 per diluted share) for the first quarter of 2010, compared with $371 million ($0.45 per diluted share) for the first quarter of 2009.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $1.8 billion for the first quarter of 2010, compared with $545 million for the same period in 2009.  The increase in the first quarter of 2010 results was due to higher crude oil and natural gas prices and higher volumes.

For the first quarter of 2010, daily oil and gas sales volumes averaged 726,000 barrels of oil equivalent (BOE), compared with 713,000 BOE in the first quarter of 2009.  Volumes increased in the Middle East/North Africa and California and were partially offset by decreases in Latin America.  The Middle East/North Africa increase included new production from the Bahrain start-up and increased production from the Mukhaizna field in Oman.  Latin America volumes dropped in Argentina due to a labor strike.  Production was negatively impacted in the Middle East/North Africa, Long Beach and Colombia due to higher oil prices affecting our production sharing and similar contracts by 38,000 BOE per day.  Underlying daily production volumes were 743,000 BOE in the first quarter of 2010 compared to 711,000 BOE in the first quarter of 2009, largely reflecting the Bahrain production.

Oxy's realized price for worldwide crude oil was $71.88 per barrel for the first quarter of 2010, compared with $39.29 per barrel for the first quarter of 2009.  Domestic realized gas prices rose from $3.54 per MCF in the first quarter of 2009 to $5.62 per MCF for the first quarter of 2010.

Chemicals

Chemical segment earnings for the first quarter of 2010 were $30 million, compared with $169 million for the same period in 2009.  The first quarter 2010 results reflect the continued weakness in the domestic market, particularly in the housing and construction sectors, and the significant margin erosion that was experienced through 2009 that carried into 2010.

Midstream, Marketing and Other

Midstream segment earnings were $94 million for the first quarter of 2010, compared with $14 million for the first quarter of 2009.  Earnings for the first quarter of 2010 reflect higher margins in the marketing and trading businesses, improved prices in the gas processing business, and higher pipeline income from Dolphin.

Forward-Looking Statements

Statements in this report that contain words such as “will," “should,” “expect,” or “estimate,” or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results.  Factors that could cause actual results to differ materially include, but are not limited to: global commodity price fluctuations and supply/demand considerations for oil, gas and chemicals; exploration risks, such as drilling of unsuccessful wells; not successfully completing any expansions, field development, capital projects, acquisitions, or dispositions; higher-than-expected costs; political risk; operational interruptions; and changes in tax rates.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this release.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosures in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2010	2009
SEGMENT NET SALES
Oil and Gas	$3,646	$2,137
Chemical	956	792
Midstream, Marketing and Other	369	228
Eliminations	(200)	(84)

Net Sales	$4,771	$3,073

SEGMENT EARNINGS
Oil and Gas (a)	$1,819	$545
Chemical	30	169
Midstream, Marketing and Other	94	14
	1,943	728

Unallocated Corporate Items
Interest expense, net	(36)	(20)
Income taxes	(729)	(241)
Other (b)	(107)	(96)

Income from Continuing Operations (a)	1,071	371
Discontinued operations, net	(7)	(3)

NET INCOME (a)	$1,064	$368

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.32	$0.45
Discontinued operations, net	(0.01)	-
	$1.31	$0.45

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.32	$0.45
Discontinued operations, net	(0.01)	-
	$1.31	$0.45
AVERAGE BASIC COMMON SHARES
OUTSTANDING
BASIC	812.1	810.7
DILUTED	813.5	813.3

(a) Net Income - Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest of $24 million and $9 million for the first quarter of 2010 and 2009, respectively.  Oil and gas segment earnings are presented net of these non-controlling interest amounts.

(b) Unallocated Corporate Items - Other - The first quarter of 2009 includes pre-tax charges of $32 million related to severance and $15 million for railcar leases.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2010	2009
CAPITAL EXPENDITURES	$848	$1,071

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$874	$786

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS
BETWEEN PERIODS

Income / (Expense)	First Quarter
($ millions)	2010	2009

Foreign exchange gains and (losses) *	$(5)	$37

* Amounts shown after tax.

Attachment 3

SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2010	2009
NET OIL, GAS AND LIQUIDS SALES PER DAY
United States
Crude Oil and Liquids (MBBL)
California	94	97
Permian	160	166
Midcontinent Gas	17	13
Total	271	276

Natural Gas (MMCF)
California	295	216
Permian	125	124
Midcontinent Gas	255	280
Total	675	620

Latin America
Crude Oil (MBBL)
Argentina	36	45
Colombia	33	41
Total	69	86

Natural Gas (MMCF)
Argentina	31	33
Bolivia	12	15
Total	43	48

Middle East / North Africa
Crude Oil and Liquids (MBBL)
Bahrain	2	-
Dolphin	23	23
Libya	4	6
Oman	56	46
Qatar	74	75
Yemen	33	42
Total	192	192

Natural Gas (MMCF)
Bahrain	166	-
Dolphin	228	233
Oman	52	53
Total	446	286

Barrels of Oil Equivalent (MBOE)

Total Sales - MBOE	726	713

Attachment 4

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2010	2009
NET OIL, GAS AND LIQUIDS PRODUCTION
PER DAY
United States
Crude Oil and Liquids (MBBL)	271	276
Natural Gas (MMCF)	675	620

Latin America
Crude Oil (MBBL)
Argentina	37	39
Colombia	34	42
Total	71	81

Natural Gas (MMCF)	43	48

Middle East / North Africa
Crude Oil and Liquids (MBBL)
Bahrain	3	-
Dolphin	23	24
Libya	14	9
Oman	57	45
Qatar	75	79
Yemen	35	38
Total	207	195

Natural Gas (MMCF)	446	286

Barrels of Oil Equivalent (MBOE)

Total Worldwide Production - MBOE	743	711

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	First Quarter
($ millions, except per-share amounts)	2010	Diluted EPS	2009	Diluted EPS
TOTAL REPORTED EARNINGS	$1,064	$1.31	$368	$0.45

Oil and Gas
Segment Earnings	$1,819		$545
Add:
Rig contract terminations	-		8

Segment Core Results	1,819		553

Chemicals
Segment Earnings	30		169
Add:
No significant items affecting earnings	-		-

Segment Core Results	30		169

Midstream, Marketing and Other
Segment Earnings	94		14
Add:
No significant items affecting earnings	-		-

Segment Core Results	94		14

Total Segment Core Results	1,943		736

Corporate
Corporate Results --
Non Segment *	(879)		(360)
Add:
Severance accrual	-		32
Railcar leases	-		15
Tax effect of pre-tax adjustments	-		(19)
Discontinued operations, net **	7		3

Corporate Core Results - Non Segment	(872)		(329)

TOTAL CORE RESULTS	$1,071	$1.32	$407	$0.50

*	Interest expense, income taxes, G&A expense and other.
**	Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

99.1	Press release dated April 29, 2010.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 29, 2010	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated April 29, 2010.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.